UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2004

DAOU SYSTEMS, INC.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-22073	33-0284454
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

412 Creamery Way, Suite 300, Exton, Pennsylvania 19341

(Address of Principal Executive Offices)

(610) 594-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 9, 2004, the Board of Directors of Daou Systems, Inc. (“Daou”) increased the size of the Board to six members and elected Richard Blumenthal to the Board. There was no arrangement of understanding between Mr. Blumenthal and any other person pursuant to which Mr. Blumenthal was selected as a director. Mr. Blumenthal has been added to the class of directors whose term will expire at the 2006 annual meeting of stockholders. It is anticipated that Mr. Blumenthal will be appointed to the Audit Committee and Nominating Committee of the Board of Directors. Daou issued a press release on September 10, 2004 to announce Mr. Blumenthal’s election. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated September10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAOU SYSTEMS, INC.

Date: September 14, 2004	By:	/s/ John A. Roberts
John A. Roberts Chief Financial Officer and Secretary

Index of Exhibits

Exhibit Number	Description
99.1	Press Release dated September 10, 2004.